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                                                                    EXHIBIT 23.8

    As independent public auditors, we hereby consent to the use in this Registration Statement of United Pan-Europe Communications N.V. on Form S-4 of the English translation of our report dated May 4, 1999, relating to the financial statements as per December 31, 1998 of NBS Nordic Broadband Services AB (publ) Org No 556536-1598 which appear in such Registration Statement. The original copy of this report is in the Swedish language. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                        Ernst & Young AB

Stockholm, Sweden
October 27, 1999